Exhibit (h)(2)

FORM OF SELLING AGENT AGREEMENT

Ladies and Gentlemen:

Dividend Capital Securities LLC, as the Distributor (“Distributor”) for Dividend Capital Global Real Estate Fund of Funds, L.P. (the “Partnership”), a Delaware limited partnership that has registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940 and will be taxed as a partnership, invites you (the “Selling Agent”) to participate in the distribution of units of limited partner interest (“Units”) of the Partnership subject to the following terms:

I. Distributor Agreement

The Distributor has entered into a Distributor Agreement (the “Distributor Agreement”) with the Partnership dated [DATE], in the form attached hereto as Exhibit “A.” By your acceptance of this Selling Agent Agreement (the “Agreement”), you will become one of the Selling Agents referred to in the Distributor Agreement between the Partnership and the Distributor and will be entitled and subject to the indemnification provisions contained in the Distributor Agreement, including the provisions of Section 6 of the Distributor Agreement wherein the Selling Agents severally agree to indemnify and hold harmless the Partnership, the Distributor and each officer and director thereof, and each person, if any, who controls the Partnership or the Distributor within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Distributor Agreement. The Units are to be offered solely through broker-dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

The Selling Agent hereby agrees to use its best efforts to sell the Units for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make the Selling Agent an employee, agent, representative or partner of the Distributor or of the Partnership, and the Selling Agent is not authorized to act for the Distributor or the Partnership or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to Selling Agent by the Distributor or the Partnership to supplement the Prospectus.

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement, including the Prospectus, for the registration of the offering of the Units under the Securities Act. Such registration statement has been declared effective by the Commission. The offering of the Units has also been qualified in all fifty states of the United States, Puerto Rico and the District of Columbia. The Distributor will provide the Selling Agent as many copies of the Prospectus as the Selling Agent may from time to time reasonably request.

II. Submission of Orders

Those persons who purchase Units will be instructed by the Selling Agent to make their checks payable to “Dividend Capital Global Real Estate Fund of Funds, L.P.” Any Selling Agent

receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Selling Agent which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods in this Article II. Transmittal of received investor funds will be made in accordance with the following procedures:

Where, pursuant to the Selling Agent’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted in care of the Distributor by the end of the next business day following receipt by the Selling Agent for deposit to Dividend Capital Global Real Estate Fund of Funds, L.P.

Where, pursuant to the Selling Agent’s internal supervisory procedures, final and internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Selling Agent to the office of the Selling Agent conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such checks for deposit to Dividend Capital Global Real Estate Fund of Funds, L.P.

III. Pricing

Units shall be offered to the public at the net asset value price per Unit set forth in the Prospectus plus sales charges (the “Offering Price”) payable in cash. The Units are nonassessable. The Selling Agent hereby agrees to place any order for the full Offering Price.

IV. Selling Agents’ Commissions

Except as otherwise provided in the “Plan of Distribution” sections of the Prospectus, the Selling Agent’s sales commission is 3.0% of the Offering Price of the Units sold by the Dealer and accepted and confirmed by the Company, which commission will be paid by the Distributor. For these purposes, a “sale of Units” shall occur if and only if a transaction has closed with a subscriber pursuant to all applicable offering and subscription documents. The Selling Agent hereby waives any and all rights to receive payment of commissions due from the subscriber until such time as a transaction has closed with a subscriber for the units purchased. The Selling Agent affirms that the Distributor’s liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith. In addition, Black Creek FOF Advisor LLC (the “Adviser”) or an affiliate of the Adviser may pay compensation (out of their own funds and not as an expense of the Partnership) to the Distributor, which may be reallowed to the Selling Agent, up to an amount equal to 0.50% of the Offering Price of the Units sold through the Distributor or the Selling Agent on an annual basis for the life of the Partnership (up to seven years). In addition, as set forth in the Prospectus, the Distributor, in its sole discretion may reimburse the Selling Agent’s reasonable out-of-pocket expenses related to the distribution of the offering.

The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Units, that the Selling Agent’s interest in the offering is limited to such commission from the Distributor and the Selling Agent’s indemnity referred to in Section 6 of the Distributor

Agreement, and that the Partnership is not liable or responsible for the direct payment of such commission to the Selling Agent.

V. Payment

Payments of sales commissions will be made by the Distributor (or by the Partnership as provided in the Distributor Agreement) to the Selling Agent within 30 days of the receipt by the Distributor of the gross commission payments from the Partnership.

VI. Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Partnership, which reserves the right to reject any order. Orders not accompanied by a Subscription Agreement and Signature Page and the required check in payment for the Units may be rejected. Issuance and delivery of the Units will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Partnership is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Units within 15 days of sale, the Partnership reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Selling Agent agrees to return to the Distributor any commission theretofore paid with respect to such order.

VII. Prospectus and Supplemental Information

Selling Agent is not authorized or permitted to give and will not give any information or make any representation concerning the Units except as set forth in the Prospectus and any additional sales literature which has been approved in advance in writing by the Distributor (“Supplemental Information”). The Distributor will supply Selling Agent with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Supplemental Information, for delivery to investors, and Selling Agent will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Units to an investor. The Selling Agent agrees that it will not send or give any supplement to the Prospectus or any Supplemental Information to an investor unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Supplemental information. The Selling Agent agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Distributor and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Units to members of the public. Selling Agent agrees that it will not use in connection with the offer or sale of Units any material or writing which relates to another fund supplied to it by the Partnership or the Distributor bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the Partnership to which it relates. The Selling Agent further agrees that it will not use in connection with the offer or sale of Units any materials or writings which have not been previously approved by the Distributor in writing. The Selling Agent agrees, if the Distributor so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Regardless of the termination of this Agreement, the Selling Agent will deliver a Prospectus in transactions in the Units for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act. On becoming a Selling Agent, and in offering and selling Units, the Selling Agent agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act. Notwithstanding the termination of this Agreement or the payment of any amount to the Selling Agent, the Selling Agent agrees to pay the Selling Agent’s proportionate share of any claim, demand or liability asserted against the Selling Agent and the other Selling Agents on the basis that such Selling Agents or any of them constitute an association, unincorporated business or other separate entity, including in each case such Selling Agent’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

VIII. Formation of a “Feeder Fund”

The Selling Agent hereby represents that it will not form a “feeder fund” to invest in the Units without the prior written approval of the Distributor.

IX. License and Association Membership

The Selling Agent’s acceptance of this Agreement constitutes a representation to the Partnership and the Distributor that the Selling Agent is a properly registered or licensed broker-dealer, duly authorized to sell Units under federal and state securities laws and regulations and in all states where it offers or sells Units, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if the Selling Agent ceases to be a member in good standing of FINRA. The Selling Agent agrees to notify the Distributor immediately if the Selling Agent ceases to be a member in good standing of FINRA. The Distributor also hereby agrees to abide by the Rules of Fair Practice of FINRA and to comply with Rules 2730, 2740, 2420, 2440 and 2750 of the NASD Conduct Rules.

VIII. Limitation of Offer

The Selling Agent will offer Units only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Partnership or the Distributor and will only make offers to persons in the states in which it is advised in writing by the Distributor that the Units are qualified for sale or that such qualification is not required. In offering Units, the Selling Agent will comply with the provisions of the Rules of Fair Practice set forth in the NASD Manual, as well as all other applicable rules and regulations relating to suitability of investors.

IX. Selling Agent’s Compliance with Anti-Money Laundering Rules and Regulations

The Selling Agent hereby represents that it has complied and will comply with Section 326 of the USA Patriot Act and the implementing rules and regulations promulgated thereunder in connection with broker/dealers’ anti-money laundering obligations. The Selling Agent hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program including, without limitation, anti-money laundering policies and procedures relating to customer identification as required by the USA Patriot Act and the implementing rules and regulations promulgated thereunder. The Selling Agent will certify annually to the Distributor that the Selling Agent (i) has implemented its anti-money laundering compliance program and (ii) will perform the specified requirements of its customer identification policies and procedures.

X. Termination

The Selling Agent will suspend or terminate its offer and sale of Units upon the request of the Partnership or the Distributor at any time and will resume its offer and sale of Units hereunder upon subsequent request of the Partnership or the Distributor. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Distributor by written notice to the Selling Agent, and any such amendment shall be deemed accepted by the Selling Agent upon placing an order for sale of Units after the Selling Agent has received such notice.

XI. Notice

All notices will be in writing and will be duly given to the Distributor when mailed to 518 17 th Street, 18th Floor, Denver, Colorado 80202, and to the Selling Agent when mailed to the address specified by the Selling Agent herein.

XII. Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by the Selling Agent and countersigned by the Distributor.

THE DISTRIBUTOR: DIVIDEND CAPITAL SECURITIES LLC

Charles Murray Managing Principal

Date:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1. IDENTITY OF SELLING AGENT:

Company Name:

Type of entity:
(Corporation, Partnership or Proprietorship)

Organized in the State of:

Licensed as broker-dealer all States: Yes No

If no, list all States licensed as broker-dealer:

Tax ID #:

2. Person to receive notices delivered pursuant to this Agreement.

Name:

Company:

Address:

City, State and Zip:

Telephone:

Fax:

Email:

AGREED TO AND ACCEPTED BY THE SELLING AGENT:

(Selling Agent’s Firm Name)

By:
Signature

Name:

Title:

Date: